Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Advanced Series Trust:

We consent to the use of our report dated February 26, 2009, with respect to the statement of assets and liabilities, including the portfolio of investments, of AST PIMCO Total Return Bond Portfolio, a series of Advanced Series Trust, as of December 31, 2008, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York
July 27, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Prudential Series Fund:

We consent to the use of our report dated February 26, 2009, with respect to the statement of assets and liabilities, including the portfolio of investments, of SP PIMCO Total Return Portfolio of The Prudential Series Fund, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York
July 27, 2009